                                                                  Exhibit 23

            Consent of Independent Registered Public Accounting Firm

         We  consent  to the  incorporation  by  reference  in the  Registration
Statements (Form S-8 No. 333-52315 and 333-123436)  pertaining to the 1992 Stock
Option Plan, 1993 Nonqualified Stock Option Plan and 1997 Equity Incentive Plan,
the Registration  Statement (Form S-8 No. 333-57411)  pertaining to the Employee
Stock Purchase Plan and the Registration  Statements (Form S-8 No. 333-58778 and
333-115531)  pertaining to the 2000 Equity  Incentive  Plan of American  Italian
Pasta  Company  of  our  reports  dated  June  27,  2008,  with  respect  to the consolidated  financial  statements  and  schedule  of  American  Italian  Pasta
Company,  and the effectiveness of internal control over financial  reporting of
American  Italian Pasta Company,  included in this Annual Report (Form 10-K) for the year ended September 28, 2007.

                                                 /s/ Ernst & Young LLP

Kansas City, Missouri
June 27, 2008